Exhibit 107.1

CALCULATION OF FILING FEE TABLES

Form F-4
(Form Type)

LAVORO LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee
Fees to Be Paid	Equity	New Lavor Class A Ordinary Shares(2)	457(f)	(1)	135,045,373	9.92	(3)	$1,339,650,100.16	$92.70 per $1,000,000.00	(4)	$124,185.57
Fees Previously Paid	Equity	New Lavoro Class A Ordinary Shares	—		—	—		—	—		—
Fees to Be Paid	Other	Warrants to purchase Ordinary Shares(5)	457(g)		10,083,606	—		—	—		—	(6)
Fees Previously Paid	Other	Warrants to purchase Ordinary Shares	—		—	—		—	—		—
Carry Forward Securities	—	—	—		—	—		—	—		—
	Total Offering Amounts					—		—	—		$124,185.57
	Total Fees Previously Paid					—		—	—		—
	Total Fee Offsets					—		—	—		—
	Net Fee Due					—		—	—		$124,185.57

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	The number of Class A ordinary shares, par value US$0.001 per share, of New Lavoro (as defined in the accompanying proxy statement/prospectus) (the “New Lavoro Class A Ordinary Shares”) to be issued in respect of (i) 18,036,299 shares of Class A ordinary shares, par value US$0.0001 per share, underlying ordinary shares issued in TPB Acquisition Corporation I’s (“TPB SPAC”) initial public offering (“TPB SPAC Class A Ordinary Shares”) issued and outstanding immediately prior to the First Merger (as defined in the accompanying proxy statement/prospectus), which shall convert into an equal number of New Lavoro Class A Ordinary Shares in connection with the proposed transaction described in the accompanying proxy statement/prospectus, (ii) 4,509,074 shares of Class B ordinary shares, par value US$0.0001 per share, of TPB SPAC issued and outstanding immediately prior to the First Merger held by TPB Acquisition Sponsor I, LLC (the “Sponsor”) and the TPB SPAC initial shareholders, which shall convert into an equal number of New Lavoro Class A Ordinary Shares in connection with the proposed transaction described in the accompanying proxy statement/prospectus, and (iii) 112,500,000 New Lavoro Class A Ordinary Shares to be issued to the holders of ordinary shares, par value US$0.00005 per share, of Lavoro (as defined in the accompanying proxy statement/prospectus) estimated to be issued in connection with the consummation of the transactions contemplated by the Business Combination Agreement (as defined in the accompanying proxy statement/prospectus) in the Third Merger in accordance with the exchange ratio as set forth in the Business Combination Agreement. Although the number of shares issuable to the holders of ordinary shares of Lavoro is subject to adjustment as described in the accompanying proxy statement/prospectus depending upon (x) the number of shares held by public shareholders of TPB SPAC that are redeemed and the amount of SPAC Cash (as defined in the accompanying proxy statement/prospectus) and (y) the calculation of the Adjustment Factor (as defined in the accompanying proxy statement/prospectus), the number of New Lavoro Class A Ordinary Shares issuable to the holders of ordinary shares of Lavoro set forth in the table above assumes the maximum number of TPB SPAC Class A Ordinary Shares subject to redemption rights are redeemed and an Adjustment Factor equal to 100%, resulting in a mix of share and cash consideration to the holders of ordinary shares of Lavoro most heavily weighted towards share consideration.

(3)	Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of TPB SPAC Class A Ordinary Shares on the Nasdaq Capital Market on September 23, 2022 ($9.92 per TPB SPAC Class A Ordinary Share).

(4)	Pursuant to Section 6(b) of the Securities Act, a rate equal to US$92.70 per US$1,000,000 of the proposed maximum aggregate offering price.

(5)	The number of warrants to purchase New Lavoro Class A Ordinary Shares being registered represents (i) 6,012,099 warrants to purchase one TPB SPAC Class A Ordinary Share underlying the units issued in TPB SPAC’s initial public offering (the “IPO”) and (ii) 4,071,507 warrants to purchase one TPB SPAC Class A Ordinary Share issued to the Sponsor in a private placement simultaneously with the closing of the IPO.

(6)	No fee pursuant to Rule 457(g) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—		—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—